UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2014

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 20, 2014 (the “Annual Meeting”).  Stockholders acted on four items of business at the Annual Meeting. The voting results are as follows:

1.              The following nominees for Director were elected to serve until the 2015 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Terry P. Bayer	32,904,467	185,021	228,411	9,837,322
Edwin A. Guiles	32,871,060	200,772	246,067	9,837,322
Bonnie G. Hill	32,605,663	496,559	215,677	9,837,322
Martin A. Kropelnicki	32,769,708	302,938	245,253	9,837,322
Thomas M. Krummel, M.D.	32,878,430	190,686	248,783	9,837,322
Richard P. Magnuson	32,682,772	389,608	245,519	9,837,322
Linda R. Meier	32,669,284	434,479	214,136	9,837,322
Peter C. Nelson	32,655,327	422,907	239,665	9,837,322
Lester A. Snow	32,879,427	187,365	251,107	9,837,322
George A. Vera	32,662,633	408,642	246,624	9,837,322

2.              The proposal for an advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,697,490	1,112,432	507,977	9,837,322

3.              The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2014 was ratified as follows:

Votes For	Votes Against	Abstentions
42,685,550	221,848	247,823

4.              The approval of the Group’s amended and restated equity incentive plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,873,385	924,206	520,308	9,837,322

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 21, 2014	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer & Treasurer